Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11 of IPC Alternative Real Estate Income Trust, Inc. of our report dated June 16, 2023 relating to the financial statement of IPC Alternative Real Estate Income Trust, Inc. which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

September 22, 2023